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                                                                    Exhibit 99.2

EURO BROKERS                                                             FINACOR

FOR IMMEDIATE RELEASE

EURO BROKERS AND FINACOR ANNOUNCE 50/50 JOINT VENTURE OF EXISTING LONDON AND PARIS BASED CAPITAL MARKETS GROUPS

Combined venture scheduled to commence trading 1 January 1999

         (London, England and Paris, France) - 21 December 1998 - The Euro Brokers and Finacor groups jointly announced today the signing of definitive documentation to form a 50/50 joint venture combining their respective London and Paris based capital markets groups. The new venture, to be called "Euro Brokers Finacor Limited," will combine the existing interest-rate options, Dollar deposit and Euro, Sterling, Dollar and Yen swaps operations of Euro Brokers International Limited in London with the Euro and Scandinavian swaps businesses of Finacor Limited in London and the Euro swaps business of Finacor Peter in Paris.

         Euro Brokers Finacor Limited is anticipated to start trading 1 January 1999, subject to the receipt of necessary regulatory and certain other approvals.

         Euro Brokers Finacor Limited will employ in excess of 100 brokers and will be based in Euro Brokers' existing Houndsditch headquarters in London, with a branch office operating out of Finacor's Champs Elysees premises. Already boasting leading brokerage desks in multi-currency interest-rate options and Scandinavian swaps, as well as highly-regarded Yen and Dollar derivative and deposit teams, the joint venture is positioned to take full advantage of the new economic and currency environment in Europe. The joint venture will also have the benefit of the extensive international networks of its two partners - New York, Tokyo, Toronto and Geneva for Euro Brokers, and Frankfurt, Munich, Brussels, Zurich and Lisbon for Finacor.

         Robin Clark of Euro Brokers, who, together with Alain Giraud of Finacor, will be the Joint Managing Directors of the combined venture, commented "By combining our London and Paris capital markets operations, we are taking advantage of the tremendous compatibility in the strengths and assets of our two businesses and will be able to offer all our customers a more complete and competitive service in a wider range of markets. The joint venture represents a fantastic opportunity to prosper by better servicing the needs of our customers and our employees in the exciting and challenging times that lie ahead of us on the eve of the Euro."

         Alain Giraud added "I look forward to working with Robin to use the combined strengths of our merged operations and respective international networks to provide the best possible service to our customers. We feel that Euro Brokers Finacor Limited will offer a unique profile: both global, with a broad-based coverage of derivatives markets, and regional, with an expanded domestic customer base. We will also have a combined pool of outstanding brokering talent that we will be looking to build upon, both with new products and new specialists."


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         The securities operations in London of Euro Brokers, housed in its Euro
Brokers Financial Services Limited subsidiary and consisting of emerging market bonds and floating rate notes, as well as the securities operations in London of Finacor, housed in its Monecor (London) Limited subsidiary, will each continue to operate independently and not form a part of the joint venture.

          Euro Brokers International Limited is a London-based subsidiary of Maxcor Financial Group Inc., a publicly-traded financial services holding company whose common stock is traded on the Nasdaq National Market under the symbol "MAXF." Through its Euro Brokers subsidiaries and divisions, Maxcor Financial Group Inc. is a leading domestic and international inter-dealer brokerage firm specializing in emerging market products, cash deposits and other money market instruments, interest rate and currency derivatives, natural gas, electricity, solid fuel and other energy products, repurchase agreements and other fixed income securities. Operating from principal offices in New York, Stamford, London, Geneva, Tokyo, Toronto and Mexico City, the Company employs approximately 625 professionals and services a wide range of multinational banks, securities dealers and other financial institutions.

          Finacor Limited and Finacor Peter are respectively London and Paris-based subsidiaries of Finacor, a major european brokerage house, founded in 1947 and listed on the Paris Stock Exchange. Finacor has specialized in OTC money market instruments, derivatives, fixed income securities in the main government and non-government bond markets, repurchase agreements, natural gas and, recently, in phone capacities, as well in the main futures markets. It employs approximately 500 professionals operating in Paris, London, Frankfurt, Munich, Brussels, Zurich, Lisbon and Chicago.

                                       # #

CONTACTS:

Robin A. Clark
Euro Brokers International Limited
133 Houndsditch
London EC3A 7AJ
Tel:  171-204-3000

Alain Giraud
Finacor
52 Avenue des Champs Elysees
Paris 75008
Tel:  331- 40-74-15-15


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